                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         KYSOR INDUSTRIAL CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                  [KYSOR INDUSTRIAL CORPORATION LETTERHEAD]


TO THE SHAREHOLDERS OF
KYSOR INDUSTRIAL CORPORATION

     You are cordially invited to attend the Annual Meeting of Shareholders of Kysor Industrial Corporation. The meeting will be held at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on Friday, April 26, 1996, at 10 a.m., local time.

     On the following pages you will find the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement and enclosed form of proxy are being furnished to shareholders on and after March 22, 1996. At the Annual Meeting, in addition to voting, you will hear our report on Company activities and the outlook for 1996.

     It is important that your shares be represented at the meeting, regardless of the size of your holdings. We therefore urge you to SIGN, DATE AND RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. Please do this whether or not you plan to attend the meeting. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                          Respectfully,

                                          GEORGE R. KEMPTON

                                          George R. Kempton
                                          Chairman of the Board and
                                          Chief Executive Officer

                      -----------------------------------

                             YOUR VOTE IS IMPORTANT
                          Please Sign, Date and Return
                          Promptly the Enclosed Proxy
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
                                 APRIL 26, 1996

     The 1996 Annual Meeting of Shareholders of Kysor Industrial Corporation will be held at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on Friday, April 26, 1996, at 10 a.m., local time, for the following purposes:

     1.  Election of four directors.

     2. Transaction of such other business as may properly come before the meeting or any adjournment of the meeting.

     The record date for the meeting has been fixed by the Board of Directors as the close of business on March 1, 1996. All shareholders of record on that date are entitled to vote at the meeting.

                                          By Order of the Board of Directors.

                                          David W. Crooks
                                          Vice President-
                                          General Counsel and Secretary

Cadillac, Michigan
March 22, 1996

--------------------------------------------------------------------------------

                                   IMPORTANT

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to date and sign the enclosed proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the proxy will not be used if you so request.

     If your shares are registered in the name of a broker or bank, only your broker or bank can submit a proxy card on your behalf. Please contact the person responsible for your account and direct him or her to submit a proxy card on your behalf. If you have any questions about the procedure to vote your shares, please call our proxy solicitor:

                                D. F. King & Co.
                                77 Water Street
                            New York, New York 10005
                         Telephone No.: (212) 269-5550
                             (please call collect)

--------------------------------------------------------------------------------

                          KYSOR INDUSTRIAL CORPORATION
                               ONE MADISON AVENUE
                         CADILLAC, MICHIGAN 49601-9785

                                PROXY STATEMENT

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Kysor Industrial Corporation ("Kysor" or the "Company") to be voted at the Annual Meeting of Shareholders to be held on Friday, April 26, 1996, at 10 a.m., local time, at the Company's headquarters, One Madison Avenue, Cadillac, Michigan, and at any adjournment of that meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. If a shareholder specifies a choice, the shares represented by the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director named in this Proxy Statement and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting.

     It is anticipated that this Proxy Statement and the enclosed proxy will be first sent to shareholders on March 22, 1996. Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A revocation must be made in writing and directed to the Secretary of the Company at the address set forth above. A shareholder may also attend the Annual Meeting and vote in person by ballot, in which event any prior proxy given by the shareholder will be automatically revoked.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the following four persons for election to the Board of Directors for terms expiring at the annual meeting to be held in the years indicated below:

                                   NOMINEE                   TERM EXPIRING IN
                    ---------------------------------------------------------
                    Paul K Gaston                                  1999
                    Grant C. Gentry                                1999
                    Peter W. Gravelle                              1999
                    Robert W. Navarre                              1997

Mr. Navarre is nominated for a one-year term to move him into the class of directors with terms expiring in 1997 in order to make the number of directors in each class as nearly equal in number as possible.

     This Proxy Statement contains more information about the director nominees below.

     The directors to be elected at the Annual Meeting of Shareholders are to serve until the Annual Meeting of Shareholders to be held in the years indicated above, or until their successors are elected and qualified. The nominees are willing to be elected and to serve. If any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of votes of the holders of shares of the Company's voting stock (common and preferred) present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
                A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                               VOTING SECURITIES

     At the close of business on March 1, 1996, the record date for determining the shareholders entitled to vote at the Annual Meeting, Kysor had issued and outstanding 5,714,857 shares of its Common Stock, $1 par value ("Common Stock"), and 797,517 shares of Series A Preferred Stock, $24.375 stated value per share ("Preferred Stock"). Each share of Common Stock and Preferred Stock issued and outstanding on the record date entitles its holder to one vote on each matter to be voted upon at the meeting.

     The following table shows the beneficial ownership of shares of the Company's Common Stock and Preferred Stock by each shareholder known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock as of March 1, 1996:

                                                                             AMOUNT AND
                                                                             NATURE OF     PERCENT
          TITLE                           NAME AND ADDRESS OF                BENEFICIAL      OF
        OF CLASS                            BENEFICIAL OWNER                 OWNERSHIP      CLASS
--------------------------------------------------------------------------------------------------
Common Stock                  Neumeier Investment Counsel                      439,525        7.7%
                              26435 Carmel Rancho Blvd.
                              Carmel, California 93923 (1)
Common Stock                  State of Wisconsin Investment Board              325,000        5.7%
                              P.O. Box 7842
                              Madison, Wisconsin 53707 (2)
Common Stock                  Kysor Industrial Corporation                     318,580        5.6%
                              Employee Stock Ownership Plan ("ESOP")
                              Old Kent Bank, Trustee
                              One Vandenberg Center
                              Grand Rapids, Michigan 49503 (3)
Common Stock                  George R. Kempton                                304,416        5.2%
                              Kysor Industrial Corporation
                              One Madison Avenue
                              Cadillac, Michigan 49601 (4)
Series A Preferred Stock      Kysor Industrial Corporation                     797,517        100%
                              Employee Stock Ownership Plan ("ESOP")
                              Old Kent Bank, Trustee
                              One Vandenberg Center
                              Grand Rapids, Michigan 49503 (3)

(1)  Based on Form 13F dated June, 1995.

(2)  Based on Amendment No. 6 to Schedule 13G dated February, 1996.

(3) Peter W. Gravelle, Richard G. De Boer and Kent J. Rosenau, all officers or employees of the Company, are members of the Administrative Committee of the ESOP trust. The Administrative Committee does not have any investment or voting power with respect to these shares. The shares of Preferred Stock may be converted into shares of Common Stock on a one-for-one basis by the Trustee. If a conversion were made, the ESOP would own 1,116,097 shares of Common Stock, representing approximately 19.5% of the outstanding shares as of March 1, 1996.

(4)  Based on information provided by Mr. Kempton.

     The following table shows certain information concerning the beneficial ownership of the Company's Common Stock as of March 1, 1996, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group:

                                 AMOUNT AND                     SHARES SUBJECT
          NAME OF                 NATURE OF       PERCENT         TO OPTIONS
      BENEFICIAL OWNER           BENEFICIAL         OF           EXERCISABLE
      OF COMMON STOCK           OWNERSHIP (1)      CLASS      WITHIN 60 DAYS (2)
--------------------------------------------------------------------------------
Timothy J. Campbell                 80,829(3)        1.4%            65,050
Stephen I. D'Agostino                1,250             -                250
Thomas P. Forrestal, Jr.            32,002(3)         .6              9,700
Paul K. Gaston                      40,650            .7             21,150
Grant C. Gentry                     33,150            .6             21,150
Peter W. Gravelle                   65,123(3)(4)     1.1             18,990
George R. Kempton                  304,416(3)(4)     5.2            113,600
Terry M. Murphy                     19,289(3)         .3             15,000
Robert W. Navarre                    4,250            .1              3,250
Robert J. Ratliff                    1,250             -              1,250
Frederick W. Schwier                42,250(4)         .7             28,750
Raymond A. Weigel                   51,750            .9              8,250
All directors and executive
  officers as a group              882,778(3)       14.3            442,670

(1) The number of shares stated in this column is based on information furnished by the persons listed and includes shares personally owned of record by each person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or direct the power to vote. Investment power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. The number of shares stated includes shares which may be acquired through the exercise of stock options within 60 days. Except as otherwise noted in the footnotes to the table, single shareholders named have sole voting and investment power with respect to all shares listed. Except as otherwise noted, joint shareholders, as identified in the footnotes, share voting and investment power with respect to all shares listed.

(2) The number of shares stated includes shares subject to options which may, under certain circumstances, become immediately exercisable as of the date of this Proxy Statement.

(3) The numbers shown for these individuals include an aggregate of 23,404 shares of Common Stock held by the ESOP and allocated to the accounts of the named individuals. Allocated shares for which no vote direction is given are voted in accordance with the vote direction actually made by ESOP participants, on a per capita basis, with each voting participant being able to direct the vote of an equal number of unallocated shares and allocated shares for which no vote direction is received.

      In addition to the Common Stock allocated to their accounts in the ESOP, each of the named individuals has shares of Preferred Stock held by the ESOP allocated to his account. The named individuals, like all ESOP participants, also direct the voting of unallocated Preferred Stock and allocated Preferred Stock for which no vote direction is received in the same manner as described above with respect to the Common Stock held by the ESOP. The following table describes the beneficial ownership of shares of Preferred Stock by the named individuals and all executive officers as a group. Directors who are not also executive officers of the Company have no interest in the ESOP. The table assumes that all ESOP participants direct the vote of shares of Preferred Stock allocated to their respective ESOP accounts:

                                                                         ADDITIONAL
                                                                         PREFERRED          PERCENT
                                      PREFERRED          PERCENT         STOCK OVER        OF CLASS
                                        STOCK           OF CLASS        WHICH VOTING      REPRESENTED
                                     ALLOCATED TO      REPRESENTED      CONTROL MAY       BY COLUMNS
                                     ESOP ACCOUNT      BY COLUMN 1      BE EXERCISED        1 AND 3
     ------------------------------------------------------------------------------------------------
     Timothy J. Campbell                 1,446               .2%              148               .2%
     Thomas P. Forrestal, Jr.            1,659               .2               148               .2
     Peter W. Gravelle                   1,094               .1               148               .1
     George R. Kempton                   1,903               .2               148               .2
     Terry M. Murphy                       134                -               148                -
     All executive officers as a
       group                             9,683              1.2             1,184              1.4

      Each share of Preferred Stock entitles its holder to one vote on matters submitted for shareholder action at the Annual Meeting, as does each share of Common Stock. The named individuals have sole voting power, but no dispositive power (other than the power to direct the tender of their allocated shares in the event of a tender offer), over the shares of Common Stock and Preferred Stock held in the ESOP and allocated to their respective ESOP accounts.

(4) The number of shares stated includes shares owned solely by the named individual's spouse, but over which the named individual might share voting and investment power by reason of the influence of their relationship. Included is Priscilla Schwier (2,000 shares). All shares reflected as beneficially owned by George R. Kempton are held jointly with his wife, Joyce H. Kempton. Included among the shares reflected as beneficially owned by Peter W. Gravelle are 300 shares held by Mr. Gravelle as custodian for a minor child.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following tables show certain information with respect to each person nominated for election as a director, each director whose term of office will continue after the Annual Meeting of Shareholders, and each executive officer of Kysor. Mr. Weigel will retire at the Annual Meeting of Shareholders.

         NOMINEES FOR                      PRINCIPAL
           DIRECTOR                     OCCUPATION (1)                 DIRECTORSHIPS (2)
----------------------------------------------------------------------------------------------
TERMS EXPIRING 1999
Paul K. Gaston                   Chairman of the Board of        Director of Kysor since 1984;
Age 62                           Guardsman Products, Inc.        also a director of Guardsman
                                 (diversified chemical           Products, Inc.
                                 manufacturer)(3)

Grant C. Gentry                  Retired. Former Chairman of     Director of Kysor since 1986;
Age 71                           the Board and Chief Executive   also a director of Bromar,
                                 Officer of Pantry Pride, Inc.   Inc. and Van Camp Seafood
                                 (diversified retailer)          Corp.

Peter W. Gravelle                President and Chief Operating   Director of Kysor since 1991
Age 58 (4)                       Officer of Kysor (5)

TERM EXPIRING 1997
Robert W. Navarre                Chairman of the Board of        Director of Kysor since 1993;
Age 62                           Simpson Industries, Inc.        also a director of Simpson
                                 (automotive supplier)           Industries, Inc. and Webster
                                                                 Industries, Inc.

        DIRECTOR WITH
         3-YEAR TERM                       PRINCIPAL
        EXPIRING 1997                   OCCUPATION (1)                 DIRECTORSHIPS (2)
----------------------------------------------------------------------------------------------
George R. Kempton                Chairman of the Board and       Director of Kysor since 1978;
Age 62(4)                        Chief Executive Officer of      also a director of Simpson
                                 Kysor                           Industries, Inc., Guardsman
                                                                 Products, Inc. and JLG
                                                                 Industries, Inc.

        DIRECTORS WITH
         3-YEAR TERMS                      PRINCIPAL
        EXPIRING 1998                   OCCUPATION (1)                 DIRECTORSHIPS (2)
----------------------------------------------------------------------------------------------
Stephen I. D'Agostino            President and Chief Executive   Director of Kysor since 1995;
Age 62                           Officer of D'Agostino           also a director of SuperValu
                                 Enterprises (personal           Inc. and Catalina Marketing
                                 investment company) (6)

Robert J. Ratliff                Chairman of the Board and       Director of Kysor since 1994;
Age 64                           Chief Executive Officer of      also a director of AGCO
                                 AGCO Corporation (agriculture   Corporation
                                 equipment manufacturer) (7)

Frederick W. Schwier             Chairman of the Board of        Director of Kysor since 1985
Age 72                           Great Lakes Communications,
                                 Inc. (television
                                 broadcasting)

      EXECUTIVE OFFICERS
         WHO ARE NOT                       PRINCIPAL                    SERVED IN SAME
        DIRECTORS (4)                   OCCUPATION (1)                   OFFICE SINCE
----------------------------------------------------------------------------------------------
Timothy J. Campbell              Group Vice President-                       1987
Age 53                           Transportation Products

David W. Crooks                  Vice President-General                      1991
Age 47                           Counsel and Secretary (8)

David R. Downs                   Vice President-                             1996
Age 58                           Human Resources (9)

Thomas P. Forrestal, Jr.         Group Vice President-                       1983
Age 59                           Commercial Products

Terry M. Murphy                  Vice President-Chief                        1992
Age 47                           Financial Officer (10)

Timothy D. Peterson              Vice President-Marketing                    1983
Age 58                           and International

John B. Stevenson                Vice President-                             1996
Age 63                           Global Manufacturing (11)

 (1) Except as noted, each person listed has been engaged in the same principal occupation for over five years.

 (2) Except as noted, no director is a director of any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or is subject to Section 15(d) of that act, or any company registered as an investment company under the Investment Company Act of 1940.

 (3) Since 1994; previously Partner of Warner Norcross & Judd LLP, Attorneys (Partner 1965-1993; Managing Partner 1988-1992).

 (4) Kysor's executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors.

 (5) Since 1995; previously Executive Vice President-Chief Operating Officer (1992-1995); Vice President, Treasurer and Chief Financial Officer (1990-1992).

 (6) Since 1994; previously Chairman of the Board and Chief Executive Officer of Lord Capital Corporation (investment banking firm) (1989-1994).

 (7) Since 1993; previously President and Chief Executive Officer of AGCO Corporation since 1988.

 (8)  Since 1991; previously Vice President-General Counsel (1983-1991).

 (9) Since January 1996; previously employed by Slayton, Inc. (executive search firm) (1995-1996); self-employed retailer (auto repair and tires) (1992-1994); Vice President-Human Resources for Interlake Corp. (diversified manufacturer of metals, packaging and aerospace equipment) (1984-1992).

(10) Since 1992; previously Vice President-Finance, Treasurer and Chief Financial Officer of North-West Telecommunications, Inc.
      (telecommunications service supplier) (1986-1992).

(11) Since January 1996; previously President/General Manager-Kysor/Cadillac division (1987-1995).

            MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors, which is responsible for overall management of the business and affairs of the Company, held four regular meetings and one special meeting during 1995. All directors attended 100% of the total number of meetings of the Board and the total number of meetings of committees of which they were members except for Mr. LeBoutillier due to illness. The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Organization Committee, and the Nominating Committee. Mr. Kempton is an ex officio voting member of each of these standing committees except the Audit Committee and the Compensation and Organization Committee. The Board of Directors also has an Acquisition, Divestiture and Merger Committee.

     EXECUTIVE COMMITTEE: The responsibilities of the Executive Committee include all of the responsibilities of the Board of Directors except those responsibilities that cannot be delegated by law. The Executive Committee acts upon matters requiring Board action during periods between Board meetings. Messrs. Gaston (Chairman), Schwier and Weigel presently are members of the Executive Committee. The Executive Committee met two times in 1995.

     AUDIT COMMITTEE: The responsibilities of the Audit Committee are to (1) recommend the firm to be employed by the Company as its independent auditors,
(2) review and approve the scope of the yearly audit plan and proposed budget for audit fees, (3) review the results of the annual audit with the independent auditors, (4) review the auditors' management letter with the independent auditors and engage in appropriate follow-up with corporate staff, (5) review with the independent auditors the Company's internal controls, (6) review activities of the internal auditors, and (7) report to the Board of Directors on activities and findings of the committee and make recommendations to the Board of Directors on such findings. Messrs. Ratliff (Chairman), D'Agostino, Gaston, Gentry, Navarre and Schwier are members of the Audit Committee. The Audit Committee met two times during 1995.

     COMPENSATION AND ORGANIZATION COMMITTEE: The responsibilities of the Compensation and Organization Committee include recommending to the Board of Directors the salaries of each corporate officer and the retainer and attendance fee for non-employee directors, making recommendations and determinations concerning bonus compensation, administering stock option plans (including those which permit the granting or award of other forms of equity-based compensation), and reviewing compensation plans as they relate to key employees. The Compensation and Organization Committee also reviews the administration and results of operations of Kysor's pension plans, confers with and receives reports from the actuaries and investment managers of the plans, makes recommendations related to such plans, and reviews all material proposed plan changes. Messrs. Schwier (Chairman), D'Agostino, Gentry, Ratliff and Weigel are members of the Compensation and Organization Committee, and those individuals comprised the committee at all times during 1995. The Compensation and Organization Committee met two times during 1995.

     NOMINATING COMMITTEE: The responsibilities of the Nominating Committee are to (1) develop and recommend to the Board of Directors criteria for the selection of candidates for director, (2) seek out and receive suggestions concerning possible candidates, (3) review and evaluate the qualifications of possible candidates, and (4) recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the Annual Meeting of Shareholders. The present members of the Nominating Committee are Messrs. Navarre (Chairman), D'Agostino, Gaston, Gravelle and Weigel. The Nominating Committee met two times during 1995. The Nominating Committee will consider nominees recommended by shareholders. Article IX of the Company's Restated Articles of Incorporation requires that a shareholder desiring to nominate a director candidate submit to the Company the nominee's name, age, business and residence address, principal occupation, the number of shares of the Company's capital stock beneficially owned by the nominee, and a statement that the nominee is willing to be nominated. The information must be provided to the Company not less than 120 days prior to the date of the annual meeting of shareholders at which the nominee will be considered, or if he or she is to be considered at a special meeting of shareholders, not more than seven days following the notice of the special meeting. The names of any such nominees and the other information required by the Company's Restated Articles of Incorporation should be forwarded to the Company's Secretary, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785, who will submit the information to the Nominating Committee for its consideration. Nominations made other than in accordance with Article IX of the Company's Restated Articles of Incorporation are void.

     ACQUISITION, DIVESTITURE AND MERGER COMMITTEE: The responsibilities of the Acquisition, Divestiture and Merger Committee are to review and evaluate proposals received from other companies or made by management relating to the acquisition or divestiture by the Company of subsidiaries, divisions or other substantial business operations, and to make recommendations to the Board of Directors relating to such proposals. Messrs. Weigel (Chairman), Gentry, Gravelle, Kempton, Navarre and Ratliff are members of the Acquisition, Divestiture and Merger Committee. This committee met two times during 1995.

                             EXECUTIVE COMPENSATION

     As described in further detail in the following report of the Company's Compensation and Organization Committee, the Company's compensation for executive officers consists of four components: a base salary, a profit-sharing incentive bonus, an intermediate-term incentive, and a long-term incentive historically provided through the Company's stock option plans. Information on each of these compensation elements follows the Compensation and Organization Committee's report.

    COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee (the "Committee") administers the executive compensation program formulated by the Company and provides appropriate recommendations and reports to the full Board for approval. The Committee consists of only non-employee directors, including Mr. Raymond A. Weigel, who retired as chairman of Kysor in January 1987, and who also receives contractual deferred compensation from the Company.

     In 1991, the Company engaged The Wyatt Company, a nationally recognized compensation consulting firm, to review its compensation policies and make recommendations to the Committee concerning executive compensation policies and competitive compensation levels. The recommendations of The Wyatt Company were initially adopted in 1991 and are the foundation of the Company's current executive compensation program. Competitive compensation level studies are updated annually by The Wyatt Company and furnished to the Committee for its consideration.

     The Committee's compensation philosophy is to: (1) pay competitively for similar positions in companies of comparable size in order to attract and retain qualified executives, (2) align compensation with the achievement of specific short-term and intermediate-term financial objectives rewarding above average corporate performance while also recognizing individual initiative and achievement, and (3) encourage long-term commitment to the Company through the ownership and retention of Company stock. The implementation of this philosophy is designed to enhance shareholder value by aligning the long-term financial interests of executive officers with those of shareholders.

     Compensation consists of both cash and equity, and includes: (1) a base salary, (2) a profit-sharing incentive bonus, (3) an intermediate-term incentive, and (4) a long-term incentive through participation in a stock option plan. Executive officers are also eligible to participate in a supplemental executive retirement plan and a full range of other benefits available to all other management employees of the Company.

     In 1993, Congress amended the federal Internal Revenue Code to add Section 162(m). This section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Kysor has examined its executive compensation policies in light of Section 162(m) and the regulations that have been adopted by the Internal Revenue Service to implement that section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 1996 or in future years by reason of awards granted in 1996.

BASE SALARY

     Base salaries are determined by the Committee through an independent evaluation of the responsibilities of each executive position and a comparison of those responsibilities with similar positions throughout the industry. Once a salary range for a position has been established, the base pay of each executive is determined individually within that range by considering the specific experience and performance of the executive. The Company's current base salaries are generally within the established market ranges. Annual adjustments are considered and approved by the Committee when the competitive marketplace and the Company's performance justifies those adjustments.

PROFIT-SHARING BONUS INCENTIVE PLAN

     The Profit-Sharing Bonus Incentive Plan is a short-term compensation plan designed to reward corporate officers and other key employees who are not officers for achieving specific annual financial objectives. When these objectives are met, executives will receive bonus compensation ranging from 20% to 60% of their base salaries each year, depending upon their level of corporate responsibility. The amount is determined by a formula that considers the amount by which the Company's net income after tax ("NIAT"), as a percentage of sales, exceeds a minimum percentage set by the Committee. NIAT excludes extraordinary, unusual or infrequently occurring items as may be determined by the Committee. Bonuses were paid for 1993, 1994 and 1995 consistent with the formula.

INTERMEDIATE-TERM INCENTIVE PLAN

     The Intermediate-Term Incentive Plan is designed to reward officers and other key employees who grow the business profitably and produce outstanding financial performance over any two-year "rolling" period. Growth and profitability are measured based upon primary earnings per share ("PEPS") and return on investment ("ROI") as may be modified from time to time by the Committee. The plan encourages executives to focus on sustaining performance at or above minimum levels and improving profitability and shareholder value. When these objectives are met, executives participating in the plan may receive incentive awards ranging from 20% to 40% of their base salaries, depending upon their level of corporate responsibility. The amount awarded is determined by a formula that establishes performance levels that relate to an average of PEPS and

ROI over a two-year period, excluding extraordinary, unusual or infrequently occurring items as may be determined by the Committee. Failure to meet performance objectives during any two-year period will prevent payment with respect to awards granted for that period under the plan. The 1992/93, 1993/94 and 1994/95 two-year averages exceeded the minimum levels and incentive bonuses were paid to the Company's executives and some key employees under the plan. For purposes of the Summary Compensation Table following this report and the Long-Term Incentive Plan table on page 19 of this Proxy Statement, awards under the Intermediate-Term Incentive Plan are considered "long-term" incentives pursuant to regulations issued by the Securities and Exchange Commission.

LONG-TERM INCENTIVE PLAN

     Stock options have been granted to executives and other key employees pursuant to various plans since 1953. The purpose of these plans is to encourage long-term investment in the Company and to provide incentives to executive officers to operate the Company consistent with shareholder interests. The Company's current stock option plans are administered by the Committee.

     The Committee believes that, absent unusual circumstances, stock options should be awarded to executives annually and on a generally consistent basis in terms of the number of shares subject to options. For this purpose, the Committee has established ranges of awards in terms of numbers of shares that are based on and vary with levels of responsibility within the Company. The size of awards generally increases as the level of corporate responsibility increases. Other than for awards to the Chief Executive Officer, management generally recommends to the Committee the individuals to whom options should be awarded and the amount, timing and other terms of awards. The Committee reviews the recommendations of management, modifies the recommended awards if the Committee considers modifications appropriate, and grants awards to executives. The Committee alone determines the amount and other terms of awards to the Chief Executive Officer.

     Stock option awards permit executives and other key employees to purchase shares of Common Stock over a ten-year period at a price equal to the fair market value of Common Stock at the date of the grant. All options granted since 1990 vest and become exercisable at the rate of 20% for each of the first four years after the date of grant, and the remaining 20% only vests and becomes exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the executive for a period of one year.

     During January 1996, the Committee granted options to purchase an aggregate of 205,250 shares of Common Stock to 117 employees under existing plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation is based upon the same principles and philosophy outlined above for all executives as a group with one exception. The Chief Executive Officer has a higher percentage of his total cash compensation "at risk." Mr. Kempton's cash compensation includes his base salary and participation in the Profit-Sharing Bonus Incentive Plan (0 - 60% of base salary) and the Intermediate-Term Incentive Plan (0 - 40% of base salary). The second and third elements of the cash compensation are "at risk" each year and could constitute an amount up to 100% of base salary or an amount equal to 0 depending upon the financial performance of the Company.

     Mr. Kempton's base salary in 1995 was increased 4.3% above his 1994 salary. The base salary paid to Mr. Kempton in 1995 was less than the estimated market value paid by companies of comparable size as determined by the independent outside consultant.

     In January 1996, the Committee recommended, and the full Board ratified, a profit-sharing incentive bonus of $199,261 (57.9% of 1995 base salary) and an intermediate-term incentive bonus of $137,780 (40% of 1995 base salary) for Mr. Kempton based upon the formulas outlined above.

     Mr. Kempton received long-term incentive compensation during 1995 through an award of stock options under the Company's 1993 Long-Term Incentive Plan. Other corporate officers and key employees also received stock option awards during 1995.

     All recommendations of the Compensation and Organization Committee concerning compensation attributable to 1995 were approved and adopted by the Board of Directors without modification.

                                          Respectfully submitted,

                                          Frederick W. Schwier, Chairman
                                          Stephen I. D'Agostino
                                          Grant C. Gentry
                                          Robert J. Ratliff
                                          Raymond A. Weigel

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by Kysor to the Chief Executive Officer and each of its four highest paid executive officers other than the Chief Executive Officer during each year in the three-year period ended December 31, 1995. The following table includes amounts that the named individuals may have deferred pursuant to the Company's 401(k) Savings Plan. No Company contributions are made to the Savings Plan.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                        --------------------
                                                                         AWARDS     PAYOUTS
                                          ANNUAL COMPENSATION           ---------   --------
                                   ----------------------------------   NUMBER OF
                                                            OTHER       SECURITIES
         NAME AND                                           ANNUAL      UNDERLYING    LTIP        ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMPENSATION    OPTIONS    PAYOUTS    COMPENSATION (1)
---------------------------------------------------------------------------------------------------------------
George R. Kempton           1995   $333,800   $199,261     $ 14,745(2)    10,000    $137,780       $ 24,360
Chairman of the Board,      1994    323,140    183,883        4,234       10,000     115,984         28,699
Chief Executive Officer &   1993    314,776    152,074        4,582       14,500      98,349         22,072
Director

Peter W. Gravelle           1995   $240,842   $133,843     $  5,779        8,750    $ 88,340       $ 12,958
President, Chief Operating  1994    214,725    112,007        4,116        8,750      67,437         17,378
Officer & Director          1993    209,167     92,631        2,532       12,800      57,183         14,523

Thomas P. Forrestal, Jr.    1995   $204,920   $ 99,500     $  5,191(2)     7,500    $ 61,920       $ 16,184
Group Vice President -      1994    197,520     91,649       16,780        7,500      52,027         19,908
Commercial Products         1993    190,463     79,206        1,020       11,000      46,101         14,563

Timothy J. Campbell         1995   $180,333   $ 87,738     $  3,405        7,500    $ 54,600       $ 13,368
Group Vice President -      1994    168,295     79,808          252        7,500      45,305         16,115
Transportation Products     1993    163,937     66,001          345       11,000      38,415         11,752

Terry M. Murphy             1995   $153,333   $ 76,168     $  4,838        7,500    $ 47,400       $  8,541
Vice President - Chief      1994    148,750     69,600        4,670        7,500      39,510          1,278
Financial Officer           1993    135,000     54,135        4,728       15,000           -          9,188

(1) "All Other Compensation" includes imputed income from premiums paid for group life insurance above $50,000 ($10,309 for Mr. Kempton, $3,572 for Mr. Gravelle, $3,518 for Mr. Forrestal, $2,062 for Mr. Campbell and $1,322 for Mr. Murphy), and amounts allocated to each named officer under the ESOP based on shares allocated in 1995 for 1994 service ($14,051 for Mr. Kempton, $9,386 for Mr. Gravelle, $12,666 for Mr. Forrestal, $11,306 for Mr. Campbell and $7,219 for Mr. Murphy).

(2) Includes $11,889 for Mr. Kempton and $4,701 for Mr. Forrestal which the Company paid on their behalf for the employee portion of Medicare tax due on the present value of the vested benefits related to Messrs. Kempton's and Forrestal's vesting under the Supplemental Executive Retirement Plan and an amount to cover income taxes due on the income imputed to them as a result of this payment.

                                RETIREMENT PLANS

     The following table shows the estimated annual benefits payable upon retirement under Kysor's Administrative Pension Plan for various compensation and years of service classifications, assuming retirement at age 65 in 1995:

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE
  AVERAGE               -----------------------------------------------------------
REMUNERATION              15           20           25           30           35
-----------------------------------------------------------------------------------
$150,000                $36,278      $48,371      $60,464      $72,557      $76,307

     The executive officers referred to above are participants in Kysor's Administrative Pension Plan. The Administrative Pension Plan is a qualified defined benefit retirement plan. All salaried employees are eligible to participate after they meet vesting requirements. Amounts expensed for retirement plan benefits cannot be readily determined for specific individuals since payments to the plan are computed on an actuarial basis. Payments under the plan are based on the levels of compensation, not to exceed $150,000, and years of service of an individual at retirement. Compensation covered by the plan for this purpose is determined in the same fashion as for determination of social security taxes. Except for the $150,000 cap, this compensation for 1995 does not vary by more than 10% from the amounts shown under the heading "Annual Compensation" in the Summary Compensation Table above.

     The executive officers referred to above have the following years of accredited service for qualification under Kysor's Administrative Pension Plan:

        George R. Kempton                     17
        Thomas P. Forrestal, Jr.              15
        Peter W. Gravelle                      5
        Timothy J. Campbell                   11
        Terry M. Murphy                        3

     In addition to the above, the Company has an unfunded Supplemental Executive Retirement Plan (the "Supplemental Plan") which covers all of the executive officers named in the Summary Compensation Table shown above except Mr. Murphy. To achieve minimum qualification in the Supplemental Plan, a participant must have attained the age of 57 and completed at least 10 years of credited service, and the sum of the participant's age plus years of credited service must equal at least 72. A person is fully qualified under the Supplemental Plan following 15 years of credited service and having attained the age of 62. Once a person achieves full qualification, the Supplemental Plan provides an additional annual benefit which, together with benefits payable under the Administrative Pension Plan, benefits payable by each and every former employer, and 50% of benefits under Social Security, will equal 65% of the participant's average annual cash compensation for the three years in which his or her cash compensation was highest during the final five complete years of the person's employment at the time of retirement or termination of employment.

For this purpose, compensation does not vary by more than 10% from the amounts shown under the heading "Annual Compensation" in the Summary Compensation Table above. The 65% is reduced proportionately for each month the participant's termination date precedes his or her 62nd birthday and for each month less than 15 years of credited service. Benefits are payable commencing on the participant's 57th birthday or the date of his or her termination of employment, whichever occurs later. Participants may apply to receive an actuarially reduced lump-sum payment of benefits payable under the Supplemental Plan at the time such benefits would otherwise first become payable under the plan, subject to approval by the committee that administers the Supplemental Plan. The Supplemental Plan also provides participants with health care coverage at least equal to that provided under the basic plan.

     If the participant has attained the minimum eligibility requirements, but dies either before or after his or her actual retirement date, the Company will pay benefits under the Supplemental Plan to the person's spouse for the remainder of the spouse's life, but the benefits are reduced by one-third. In addition, minimum age requirements are waived for qualification purposes if the participant becomes totally disabled while in the Company's employ, but benefits payable will be reduced accordingly. If the participant has not attained age 57 at the time of disability, then disability benefits terminate upon the participant's death.

     Minimum eligibility requirements are inapplicable in the case of involuntary termination (actual or constructive) without cause occurring within five years after a change in control of the Company (as that term is defined in the section entitled "Management Transactions; Termination of Employment and Change in Control Arrangements"). In that event, benefits payable are calculated using compensation for the highest consecutive 12 calendar months out of the last complete 60 calendar months of employment, and by using the age the participant would have attained and the complete calendar months of credited service he or she would have attained as of the date which is five years after a change in control.

     The Company has also approved irrevocable trusts for each participant to hold any Company contributions required by the Supplemental Plan. The Company has no obligation to make contributions to such trusts unless there is a change in control of the Company. If a change in control occurs, the Company is then required to make contributions sufficient to meet all future obligations to each participant under the Supplemental Plan as determined from time to time by an actuary enrolled with the Internal Revenue Service in accordance with standards provided in the Supplemental Plan. The Company may, at its option, satisfy any funding obligations by contributing a life insurance policy on the life of each participant having a cash surrender value equal to any required contribution amount.

                               STOCK OPTION PLANS

     The following table summarizes options granted under the Company's 1993 Long-Term Incentive Plan during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                                                           REALIZABLE
                                                                                            VALUE AT
                                INDIVIDUAL GRANTS                                        ASSUMED ANNUAL
----------------------------------------------------------------------------------          RATES OF
                           NUMBER OF     PERCENT OF                                        STOCK PRICE
                           SECURITIES   TOTAL OPTIONS     EXERCISE                        APPRECIATION
                           UNDERLYING    GRANTED TO        OR BASE                       FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN        PRICE       EXPIRATION    ---------------------
          NAME              GRANTED      FISCAL YEAR     (PER SHARE)       DATE          5%          10%
-----------------------------------------------------------------------------------------------------------
George R. Kempton            10,000          5.0%         $ 22.5625        1/27/05    $367,519     $585,213
Peter W. Gravelle             8,750          4.3            22.5625        1/27/05     321,579      512,061
Thomas P. Forrestal, Jr.      7,500          3.7            22.5625        1/27/05     275,640      438,910
Timothy J. Campbell           7,500          3.7            22.5625        1/27/05     275,640      438,910
Terry M. Murphy               7,500          3.7            22.5625        1/27/05     275,640      438,910

     Pursuant to its 1993 Long-Term Incentive Plan, its 1987 Stock Option and Restricted Stock Plan, its 1984 Stock Option Plan, its 1983 Incentive Stock Option Plan and its 1980 Stock Option and Stock Appreciation Rights Plan (collectively, the "Plans"), the Company has granted certain of its executive officers, directors and key employees options to purchase shares of the Company's Common Stock over a ten-year period at prices equal to the fair market value of the shares on the dates the options were granted. All options granted since 1990 vest and become exercisable at the rate of 20% for each of the first four years after the date of grant, and the remaining 20% only vests and becomes exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the optionee for a period of one year. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. The Plans are administered by the Compensation and Organization Committee consisting of five disinterested directors. Although authorized, no stock appreciation rights or restricted stock have been granted under the Plans. The 1980 Stock Option and Stock Appreciation Rights Plan terminated on April 25, 1990, the 1983 Incentive Stock Option Plan terminated on April 22, 1993, and the 1984 Stock Option Plan terminated on July 27, 1994, although certain options granted under those plans remain outstanding.

     The Plans permit option exercise loans or installment purchase agreements to encourage the exercise of options and thereby advance the purposes of the Plans. In 1989, the Committee implemented a program to provide for installment payments upon the exercise of stock options. The installment purchase program was available for a period of six months (ended October 30, 1989) for the exercise of non-qualified stock options. Non-qualified options for 157,128 shares were exercised under the installment purchase program. The purchase obligations relating to those options are secured by the stock acquired upon exercise of each option and related dividends, but are otherwise non-recourse obligations. Interest is charged at a rate of 4.5% per annum, and will be offset in whole or in part by dividends paid on the Common Stock purchased pursuant to the program. In October 1995, the Compensation and Organization Committee authorized that the terms of the outstanding loans be extended an additional four years to December 31, 1999.

     The Company will receive a tax deduction in connection with the exercise of the options equal to the difference between the option price and the mean market price on the date of exercise. The optionee would recognize income in a corresponding amount.

     The following table summarizes stock options exercised by the listed individuals during the last fiscal year and the total number of options held by each listed individual as of December 31, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          NUMBER OF                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                 OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                         ACQUIRED ON    VALUE     ---------------------------   ---------------------------
         NAME             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------
George R. Kempton            -         $  -         106,700         27,800      $ 1,126,092     $ 214,063
Peter W. Gravelle            -            -          48,930         26,370          648,941       225,856
Thomas P. Forrestal, Jr.    42,600      399,375       1,500         17,900            2,531       121,063
Timothy J. Campbell          -            -          59,850         23,900          570,563       211,813
Terry M. Murphy              1,500       11,063       9,000         16,500           46,594        78,563

                        LONG-TERM INCENTIVE COMPENSATION

     The following table summarizes all awards of incentive compensation under Kysor's Intermediate-Term Incentive Plan to the listed individuals during the last fiscal year:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                          NUMBER        PERFORMANCE
                                        OF SHARES,       OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER
                                         UNITS OR      PERIOD UNTIL      NON-STOCK-PRICE-BASED PLANS (1)
                                           OTHER        MATURATION      ---------------------------------
                NAME                    RIGHTS (1)     OR PAYOUT (2)    THRESHOLD     TARGET     MAXIMUM
---------------------------------------------------------------------------------------------------------
George R. Kempton                            40          Two Years       $68,890     $103,335    $137,780
Peter W. Gravelle                            35          Two Years        44,170       66,255      88,340
Thomas P. Forrestal, Jr.                     30          Two Years        30,960       46,440      61,920
Timothy J. Campbell                          30          Two Years        27,300       40,950      54,600
Terry M. Murphy                              30          Two Years        23,700       35,550      47,400

(1) Under the Intermediate-Term Incentive Plan, the Company's executive officers may earn incentive compensation based upon two performance objectives: primary earnings per share ("PEPS") and return on investment ("ROI"). The executive officers may be granted "performance units" intended to equal 1% of the applicable officer's salary if maximum performance objectives are satisfied. The maximum number of units that may be granted to each of the named executives are as follows: Mr. Kempton -- 40% of base salary; Mr. Gravelle -- 35% of base salary; and Messrs. Forrestal, Campbell and Murphy -- 30% of base salary. The actual value of such performance units will be based on actual two-year PEPS and ROI averages, subject to the satisfaction of minimum plan thresholds. Performance units are to be paid two years after they are granted.

(2) The award is calculated for fiscal years 1995 and 1996. The two-year average PEPS and ROI results will determine the actual value of the performance units to be paid.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage in the Company's cumulative shareholder return on the Company's Common Stock with various equity indices over a five-year period ended December 31, 1995, using 1990 as a "base period." The S & P 500 Index is a broad-based equity market index published by Standard & Poor's, while the Russell 2000 is comprised of companies with a market capitalization similar to that of Kysor. Over the five-year period ended December 31, 1995, a $100 investment in Kysor Common Stock in 1990 would be worth $402 compared to $215 for the S & P 500 stocks and $259 for the Russell 2000 stocks.

                    FIVE-YEAR INVESTMENT IN KYSOR INDUSTRIAL
                 CORPORATION VERSUS S & P 500 AND RUSSELL 2000

INVESTMENT VALUE

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            KYSOR         S & P 500     RUSSELL 2000
1990                                    100.00          100.00          100.00
1991                                    103.40          130.47          146.05
1992                                    279.87          140.41          172.94
1993                                    273.10          154.57          205.63
1994                                    357.73          156.61          201.88
1995                                    402.42          215.46          259.30

                                YEAR ENDED 12/31

Assumes $100 Investment at December 31, 1990

     The dollar values for total shareholder return plotted in the graph above are shown below:

 Year Ended December 31,       1990        1991        1992        1993        1994        1995
-------------------------------------------------------------------------------------------------
Kysor                         $100.00     $103.40     $279.87     $273.10     $357.73     $402.42
S & P 500                      100.00      130.47      140.41      154.57      156.61      215.46
Russell 2000                   100.00      146.05      172.94      205.63      201.88      259.30

               MANAGEMENT TRANSACTIONS; TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into an Employment Agreement with George R. Kempton, the Chairman of the Board and Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Kempton will receive a salary as may be determined from time to time by the Company's Board of Directors, provided that in no event shall Mr. Kempton's salary for any given calendar year be less than the salary received by Mr. Kempton during the prior calendar year. Notwithstanding this provision, Mr. Kempton has elected in the past to receive a salary less than the salary received by him in the prior calendar year when he and other corporate executive officers recommended to the Board of Directors and accepted a salary cut in response to then-current business conditions. In addition, Mr. Kempton is entitled to bonuses under the Company's present bonus plans (subject to the terms of such plans), or any subsequent plans, and other fringe benefits in an amount not less favorable than those presently enjoyed by Mr. Kempton. If Mr. Kempton's employment is terminated involuntarily by the Company without cause (termination for cause requiring a two-thirds vote of the Board of Directors) or by Mr. Kempton for good reason, Mr. Kempton is entitled to receive severance pay for the remainder of the term of the Employment Agreement. Severance pay includes payments under the Supplemental Executive Retirement Plan described above, and those items (other than item (5)) listed below in the description of certain other corporate officer Termination Agreements. Mr. Kempton's Employment Agreement has a term of five years and is automatically renewed for one additional year each January 1 unless either the Company or Mr. Kempton notifies the other in writing that it or he does not choose to extend the period of employment. No such notification has been provided. The Employment Agreement was unanimously approved by the Board of Directors.

     The Company has also entered into Termination Agreements ("Agreements") with Peter W. Gravelle, President and Chief Operating Officer; Thomas P. Forrestal, Jr., Group Vice President-Commercial Products; Timothy J. Campbell, Group Vice President-Transportation Products; Terry M. Murphy, Vice President-Chief Financial Officer; and other corporate officers. The Agreements provide for separation pay and benefits if a change in control of the Company occurs. The Agreements were unanimously approved by the Board of Directors. Under the Agreements, the executive's employment must be terminated involuntarily, without cause, whether by actual or "constructive" demotion, relocation, loss of benefits, or other changes short of actual termination of employment, and within five years after a change in control of the Company for an executive to be entitled to compensation. If an executive's employment is terminated involuntarily by the Company without cause or by an executive for good reason within five years after a change in control of Kysor has occurred, the executive will be entitled to receive severance pay for the period remaining between the date of the termination and 60 months after the change in control of Kysor. A change in control means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, a change in control will be considered to have occurred if (1) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Kysor representing 25% or more of the combined voting power of Kysor's then outstanding securities, or

(2) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by Kysor's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

     Severance pay includes the following: (1) monthly payments equal to the executive's monthly salary for the last full month immediately preceding the executive's termination plus one-twelfth of either 55% to 70% (for certain corporate officers other than those named in the paragraph above), 80% (for Thomas P. Forrestal, Jr., Timothy J. Campbell and Terry M. Murphy), 90% (for Peter W. Gravelle) and 100% (for George R. Kempton (see above)) of the total salary paid to the executive during the one-year period immediately preceding his or her termination; (2) continued treatment of the executive as an "employee" under any stock option, employee benefit or other long-term compensation arrangement for the term of the compensation period; (3) reasonable outplacement services selected by the executive; (4) continued treatment of the executive as an employee under each employee welfare benefit plan in which the executive was entitled to participate immediately prior to the date of his or her termination; (5) payment of a supplemental retirement benefit offset by any amount payable under the Administrative Pension Plan; (6) payment by the Company of all reasonable legal fees and expenses incurred by the executive as a result of his or her termination of employment by Kysor; (7) the right to immediately exercise, in full, all stock options held by the executive; (8) an option to sell his or her principal residence to Kysor at the greater of its then fair market value or the executive's aggregate capital investment in the residence; and (9) an option to purchase his or her automobile from Kysor at its then wholesale value. The Agreements also provide that Kysor will reimburse, on a non-deductible basis, each executive for the 20% excise tax payable pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended, including additional tax due with respect to the reimbursement, in connection with compensation payable associated with a change in control of Kysor.

     The Board of Directors believes that the agreements described above assure fair treatment of the covered executives and, by assuring the executives of some financial security, protect the shareholders by tending to neutralize any bias of these executives in considering proposals to acquire the Company.

     The stock option agreements entered into between the Company and its directors and officers, as well as other employees, with respect to outstanding stock options provide for accelerated vesting of all outstanding but unexercised stock options upon the occurrence of, among other things, a change in control of Kysor. For purposes of these agreements, "change in control" is defined as (1) the failure of the individuals who were directors at the time the applicable option plan was adopted and those whose election or nomination to the Board of Directors was approved by a two-thirds vote of the directors then still in office who were directors at the time the applicable option plan was adopted to constitute a majority of the Board of Directors; (2) the acquisition by certain persons or groups of 20% or more of the Company's Common Stock or the combined voting power of the Company's outstanding voting securities; (3) the approval by the shareholders of a reorganization, merger or consolidation (except with certain permitted entities); or (4) the approval by the shareholders of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company (other than to certain permitted entities).

     In 1987, the Company entered into an Indemnity Agreement with each of the Company's directors and executive officers, and the Company has entered into a similar agreement with each individual who has become a director or executive officer of the Company since that time. The Indemnity Agreements, which were ratified by the Company's shareholders at the 1987 Annual Meeting of Shareholders, are designed to provide the maximum indemnification protection allowed under the Michigan Business Corporation Act. An indemnitee's rights under an Indemnity Agreement are not exclusive of any other rights that he or she may have under the Michigan Business Corporation Act, the Company's Restated Articles of Incorporation or Bylaws, any liability insurance presently maintained or purchased in the future, or otherwise. A copy of the form of the Indemnity Agreement was included as an exhibit to the Company's 1987 Proxy Statement.

                             DIRECTOR COMPENSATION

     Director fees are paid to those directors who are not employees of Kysor. During 1995, each director was paid $4,000 per quarter plus an additional $1,000 for attendance at each regular or special meeting of the Board of Directors. In addition, Board committee chairmen were paid $1,000 for each committee meeting attended and Board committee members were paid $800 for each committee meeting attended. Kysor provides each non-employee director a death benefit in the amount of $25,000, which is paid to his or her designated beneficiary if the director dies while a director. Upon his death in December 1995, the Company paid to Mr. LeBoutillier's beneficiary the sum of $25,000. Directors of the Company may also elect to participate in the Company's health care benefit plan.

     The Company has a deferred compensation plan for non-employee directors. Each member of the Board of Directors who is not an employee of the Company is eligible to participate in the plan by directing that all or any part of the compensation that would be payable for services as a director be credited to a deferred compensation account. When a participating director ceases to be a director of the Company, he or she will be paid an amount in cash equal to the amount of compensation deferred, plus an additional amount of compensation equivalent to interest computed on the director's deferred compensation balance at an annual percentage rate to be determined by the Compensation and Organization Committee at the time of any election.

     Under the Company's retirement plan for directors, annual retirement benefits are payable to retired directors who have five or more years of service as a director under specified circumstances equal to one-fifteenth of the annual retainer at the time of retirement or the year before a change in control of the Company, times years of service on the Board of Directors (not to exceed 15 years). One-fourth of the annual benefit is payable each calendar quarter. Payments cease upon the death of a director or 15 years following retirement, whichever occurs first. To qualify for these benefits, a retired director must agree to be available to provide consultation and advice to the Company following his or her retirement.

     Directors who are not employees of Kysor or any of its subsidiaries have been granted options to purchase shares of Common Stock semiannually pursuant to a formula specified in the 1993 Long-Term Incentive Plan. Pursuant to this formula, each non-employee director was awarded options to purchase an aggregate of 2,500 shares of Common Stock during 1995. Options are awarded pursuant to the formula on the first Thursday following 10 days after the release by the Company of earnings information in the months of April and October each year. The per share exercise price of options granted to non-employee directors under the 1993 Long-Term Incentive Plan is 100% of the market value of Common Stock on the date each option is granted. The term of each option is 10 years from the date of grant. All options granted under the plan are subject to delayed vesting and become exercisable at the rate of 20% for each of the first 4 years after the date of grant, and the remaining 20% only vests and becomes exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the director for a period of one year.

                           INDEBTEDNESS OF MANAGEMENT

     The following directors and executive officers were indebted to the Company in 1995 in amounts exceeding $60,000 for credit extended to them to exercise stock options pursuant to the Company's various stock option plans, as described elsewhere in this Proxy Statement (see section entitled "Stock Option Plans"). The shares acquired pursuant to the exercise of these options are pledged to the Company to secure payment of the indebtedness, which is without recourse except to the pledged shares. Interest is charged on the indebtedness at a rate of 4.5% per annum:

                                                                        LARGEST         AMOUNT
                                                                      AMOUNT OWED      OWED AT
              NAME                           RELATIONSHIP               IN 1995        12/31/95
-----------------------------------------------------------------------------------------------
George R. Kempton                  Chairman of the Board, Chief       $1,002,179       $958,649
                                   Executive Officer and Director
Paul K. Gaston                     Director                               97,806         97,610

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served as members of the Compensation and Organization Committee during the last fiscal year: Messrs. Schwier (Chairman), D'Agostino, Gentry, Ratliff and Weigel.

     The Company has a continuing deferred compensation agreement with Mr. Weigel, former Chairman of the Company, which provides for annual payments of $350,000 through the year 2005 or for the remainder of Mr. Weigel's life, whichever is longer.

     The Company is a limited partner in a partnership formed to construct a $58 million cogeneration facility in Cadillac, Michigan. The Company has approximately an 8% equity interest in the project. Other equity participants in the cogeneration project include a corporation controlled by Mr. Weigel and his son (approximately 18% interest).

                              INDEPENDENT AUDITORS

     Coopers & Lybrand LLP served as independent auditors of the Company for the year ended December 31, 1995, and it is anticipated that Coopers & Lybrand LLP will be selected by the Board of Directors as independent auditors of the Company for the year ending December 31, 1996. The Board of Directors will select the independent auditors of the Company for the current year at its regular meeting scheduled to be held in October 1996. Coopers & Lybrand LLP has advised Kysor that it has no direct financial interest nor any material indirect financial interest in Kysor or its subsidiaries, or any connection during the past three years with Kysor or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so. These representatives are likewise expected to be available to respond to any appropriate questions.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, management of the Company has no knowledge of any business, other than that described above, which will be presented at the meeting. If any other business should come before the meeting, the proxies named in the enclosed proxy will have discretionary authority to vote on those matters.

                     SECTION 16(A) REPORTING DELINQUENCIES

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no other filings were required for those persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were satisfied in 1995.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting scheduled to be held on April 25, 1997, must be received by the Company for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 22, 1996. Proposals of shareholders should be made in accordance with Rule 14a-8 issued under the Exchange Act and should be addressed to Mr. George R. Kempton, Chairman of the Board and Chief Executive Officer, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785.

                            SOLICITATION OF PROXIES

     The expenses involved in the preparation and solicitation of proxies for the Annual Meeting of Shareholders will be borne by the Company. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in forwarding the soliciting material to the beneficial owners of stock held by such persons or firms. In addition to the solicitation of proxies by use of the mails, solicitation may be made by certain directors, officers, employees and shareholders of the Company, who will receive no compensation therefor, by personal interview, telephone or facsimile. The Company has retained D. F. King & Co., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies. It is anticipated that the fee to be paid to D. F. King & Co. will not exceed $8,000 plus expenses.

                                          By Order of the Board of Directors.

                                          David W. Crooks
                                          Vice President-
                                          General Counsel and Secretary

Cadillac, Michigan
March 22, 1996

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

[KYSOR LOGO]


/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE



                                      With-  For All
                                For    hold  Except                                                        For  Against Abstain
1.) Election of Directors.      / /    / /    / /             2.) In their discretion, the Proxies         / /    / /    / /
                                                                  are authorized to vote upon all other
         PAUL K. GASTON, GRANT C. GENTRY,                         matters that may be presented at
      PETER W. GRAVELLE AND ROBERT W. NAVARRE                     the meeting or any adjournment
                                                                  thereof.
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE "FOR" A
PARTICULAR NOMINEE MARK THE "FOR ALL EXCEPT" BOX              THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF
AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME.                NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF
YOUR SHARES WILL BE VOTED FOR THE REMAINING                   ALL OF THE BOARD NOMINEES AS DIRECTORS AND IN ACCORDANCE WITH THE
NOMINEE(S).                                                   JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER WHICH MAY
                                                              COME BEFORE THE MEETING.


               [SPACE FOR
         SHAREHOLDER INFORMATION]
                                                              Mark box at right if comments or address change have             / /
Please be sure to sign and date this Proxy.   Date ______     been noted on the reverse side.


______________________________    _______________________
Shareholder sign here             Co-owner sign here

--------------------------------------------------------------------------------
DETACH CARD

                          KYSOR INDUSTRIAL CORPORATION

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder(s) listed on the reverse side of this Proxy acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement dated March 22, 1996 and appoints GEORGE R. KEMPTON, PAUL K. GASTON and DAVID W. CROOKS, and each of them, Proxy of the shareholder, each with full power of substitution, to vote all stock which the shareholder is entitled to vote at the ANNUAL MEETING OF SHAREHOLDERS of KYSOR INDUSTRIAL CORPORATION at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on April 26, 1996, or at any adjournment of that meeting as specified on the reverse side.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE THAN ONE NAME APPEARS, A MAJORITY MUST SIGN. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.

HAS YOUR ADDRESS CHANGED?

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                  KYSOR INDUSTRIAL CORPORATION EMPLOYEE STOCK
                                 OWNERSHIP PLAN

               THIS VOTE DIRECTION FORM IS BEING FURNISHED TO THE
             PARTICIPANT LISTED ON THE REVERSE SIDE PURSUANT TO THE KYSOR INDUSTRIAL CORPORATION EMPLOYEE STOCK OWNERSHIP
                               PLAN (THE "PLAN").

The Participant acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement dated March 22, 1996, for Kysor Industrial Corporation and submits this Vote Direction Form to THE WYATT COMPANY as a special agent to the Trustee of the Plan to direct the voting by the Trustee of the shares of Kysor Industrial Corporation voting stock allocated to an account of the participant pursuant to the Plan at the ANNUAL MEETING OF SHAREHOLDERS OF KYSOR INDUSTRIAL CORPORATION at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on April 26, 1996, or at any adjournment of that meeting as specified on the reverse side.

DO NOT RETURN THIS CARD TO THE COMPANY. IT MUST BE RETURNED NO LATER THAN APRIL 19, 1996, TO THE WYATT COMPANY, ONE NORTHWESTERN PLAZA, SUITE 500, 28411 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

                  PLEASE SIGN THIS VOTE DIRECTION FORM EXACTLY
                   AS YOUR NAME APPEARS ON THE MAILING LABEL.


                           HAS YOUR ADDRESS CHANGED?

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


                                         With-  For All
                                   For    hold  Except                                               For  Against Abstain
1.) Election of Directors.         / /    / /    / /        2.) In the Trustee's discretion upon     / /    / /    / /
                                                                all other matters that may be
          PAUL K. GASTON, GRANT C. GENTRY,                      presented at thee meeting or any
      PETER W. GRAVELLE AND ROBERT W. NAVARRE                   adjournment thereof.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE "FOR" A           THE SHARES OF VOTING STOCK OF KYSOR INDUSTRIAL CORPORATION ALLOCATED TO
PARTICULAR NOMINEE MARK THE "FOR ALL EXCEPT" BOX            AN ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE PLAN (EITHER A TRASOP
AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME.              ACCOUNT OR AN ESOP ACCOUNT) WILL BE VOTED BY THE TRUSTEE AS DIRECTED.
YOUR SHARES WILL BE VOTED FOR THE REMAINING                 SHARES ALLOCATED TO A TRASOP ACCOUNT WILL NOT BE VOTED UNLESS A PROPERLY
NOMINEE(S).                                                 EXECUTED VOTE DIRECTION FORM IS RECEIVED.  SHARES HELD IN AN ESOP
                                                            ACCOUNT WITH RESPECT TO WHICH NO VOTE DIRECTION FORM IS RECEIVED AND
                                                            UNALLOCATED ESOP SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH
                                                            VOTE DIRECTIONS RECEIVED WITH RESPECT TO ALLOCATED ESOP SHARES, ON A
               [SPACE FOR                                   PER CAPITA BASIS.
        SHAREHOLDER INFORMATION]
                                                            Mark box at right if an address change has been                    / /
Please be sure to sign and date this Vote Direction         noted on the reverse side.
Form.                       Date___________________


---------------------------------------------------
         Participant sign here
